Williams & Webster, P.S.

Certified Public Accountants & Business Consultants

November 2, 2006

Mr. Frank Simola
President and Chairman of the Board
PowerCold Corporation
P. O. Box 1239
115 Canfield Road
La Vernia, Texas 78121

Dear Frank:

We have given serious consideration to our firm's relationship with PowerCold. We note the following:

1. PowerCold has not executed our engagement letter for re-auditing its financial statements. Accordingly the service is withdrawn.

2. PowerCold has not paid our fees for prior audit charges and for other services performed in 2006.

3. Because of unpaid fees, we are not independent.

4. Other matters have come to our attention which have caused us to lack confidence in representations made by PowerCold.

Therefore this letter is to advise you that we are unwilling to provide any services to PowerCold.

We do expect our outstanding invoices for auditing services to be paid immediately.

Sincerely,

Kevin Williams, CPA
Williams & Webster, P.S.

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com